UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  March 31, 2009

Aspyra, Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	001-13268	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302
(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700
(Registrant’s Telephone Number, Including Area Code)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700
(212) 930-9725 (Fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2009, the Company executed agreements, renewing its revolving line of credit in the aggregate amount of $1,300,000 with Western Commercial Bank.  The interest rate is Wall Street Journal Prime plus three percent and it matures on May 27, 2010.  The revolving line of credit is secured by substantially all the Company’s assets, including  accounts receivable and inventory and is subject to certain covenants.  Advances under the revolving line of credit are on a formula based on eligible accounts receivable and inventory balances.  A copy of the Business Loan Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 1, 2009, the Company’s Board of Directors appointed James R. Helms to serve as the Company’s Vice President of Strategic Analysis.  Prior to the appointment, Mr. Helms served as the Company’s Chief Operations Officer.  Additionally, on April 1, 2009, the Company’s Board of Directors appointed Ademola Lawal to serve as the Company’s Chief Operating Officer.  Prior to the appointment, Mr. Lawal served at the Company’s Vice President of Strategy and Business Development.  Mr. Lawal joined Aspyra in 2008.  Mr. Lawal is 33 years old.  Prior to Aspyra, he spent six years at GE Healthcare where he was a Director of Service leading a $57 million P&L that provided field service on diagnostic imaging equipment and clinical systems at hospitals and imaging centers. Mr. Lawal also earned his Six Sigma Black Belt certification at GE Healthcare. Prior to GE, he was at KPMG Consulting where he conducted various reorganization, valuation and benchmarking projects.  Mr. Lawal holds an MBA from Harvard Business School and a Bachelor of Science from the University of Virginia with concentration in Accounting and Management Information Systems. He is a Certified Public Accountant.

Item 2.03	Creation of a Direct Financial Obligation or an Obigation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Separation Agreement described below, Bruce M. Miller’s employment as as Chief Technology Officer of Aspyra, Inc. (the “Company”), was terminated effective April 1, 2009.

On April 1, 2009, the Company and Mr. Miller entered into a Separation Agreement and General Release ("Seperation Agreement") pursuant to which Mr. Miller agreed that, due to management restructuring which resulted in the elimination of the position of Chief Technology Officer, his employment with the Company would terminate effective April 1, 2009.  The following is brief summary of the material terms of the Separation Agreement with Mr. Miller: (i) Mr. Miller shall provide consulting services to the Company for an initial period of ninety business days (ii) receive severance equal to fifteen months of his base salary in effect as of April 1, 2009, to be paid in equal bi-weekly installments over twenty-two and one-half months; (ii) the Company shall pay COBRA benefits to Mr. Miller and his spouse for up to eighteen months; (iii) the Company shall accelerate the vesting of options exercisable for 10,000 of the Company’s Common Stock previously granted to Mr. Miller pursuant to the Company’s 2005 Stock Incentive Plan; and (iv) the Company and Mr. Miller will release each other from all claims arising from Mr. Miller’s employment with the Company, subject to certain exceptions.  A copy of the Separation Agreement and General Release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 1, 2009, the Company issued a press release relating to the departure of Bruce Miller as Chief Technology Officer of Aspyra, Inc.  A copy of the release is attached as Exhibit 99.3 and is incorporated herein by reference.

The information in Exhibit 99.3 attached hereto shall not be deemed “filed” for purposes of  Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Business Loan Agreement.

99.2	Separation Agreement and General Release dated as of April 1, 2009 by and between Aspyra, Inc. and Bruce M. Miller.

99.3	Aspyra, Inc. Press Release issued April 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspyra, Inc.

April 3, 2009	By:	/s/ Rodney W. Schutt
Rodney W. Schutt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Business Loan Agreement.

99.2	Separation Agreement and General Release dated as of April 1, 2009 by and between Aspyra, Inc. and Bruce M. Miller.

99.3	Aspyra, Inc. Press Release issued April 2, 2009.

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